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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related prospectus pertaining to the Coinvestment Plan for the Finance Group, as amended, of Bankers Trust New York Corporation of our report dated January 25, 1996, with respect to the consolidated financial statements of Bankers Trust New York Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Prospectus related to such Registration Statement.

January 15, 1997.

                                                    /s/  Ernst & Young LLP
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                                                    Ernst & Young LLP